                                                                    EXHIBIT 99.1




Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

               KROGER REPORTS 19% INCREASE IN EARNINGS PER SHARE,
                    BEFORE ONE-TIME ITEMS, FOR SECOND QUARTER

       COMPANY ACHIEVES $380 MILLION MERGER SYNERGY GOAL AHEAD OF SCHEDULE AND RECORD SALES, EBITDA AND EARNINGS PER SHARE FOR SECOND QUARTER

         CINCINNATI, OH, September 19, 2001 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.32 per diluted share, excluding costs related to a merger and one-time expenses, for the second quarter ended August 18, 2001. These results represent an increase of 19% over the second quarter of 2000, on the same basis.

         Total sales for the second quarter of fiscal 2001 increased 4.2% to $11.5 billion. Total food store sales rose 4.5%. Comparable food store sales, which include relocations and expansions, rose 1.6% for the quarter, while identical food store sales rose 0.8%.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the second quarter of 2001 totaled $837 million, an increase of 9.6% from a year ago.

          "We are pleased with our earnings performance in the second quarter, despite some softness in sales," said Joseph A. Pichler, Kroger chairman and chief executive officer. "Kroger's earnings growth was driven by our corporate brands, which turned in one of their strongest quarters, and additional synergy savings from our merger with Fred Meyer, Inc. in 1999. Thanks to the strategic planning and outstanding execution by our associates, Kroger has achieved and exceeded our $380 million synergy goal well ahead of schedule."

         Mr. Pichler said Kroger remains comfortable with achieving annual earnings per share growth of 16-18% through fiscal 2002 (which ends February 1, 2003) from $1.31 per share in 2000, after adjustment for the 53rd week. However, he cautioned that Kroger cannot foresee the effects of last week's tragedy upon the Company's business. Looking beyond fiscal 2002, Kroger expects to achieve earnings per share growth of 15% annually, excluding major acquisitions, he said.

         During the second quarter:

         o FIFO gross profit margin, without one-time expenses, increased 56 basis points to 27.55%, driven by increased corporate-brand sales, merger synergies and savings from coordinated purchasing.

         o Operating, general and administrative (OG&A) costs, without one-time expenses, increased 23 basis points to 18.89%. Utility expenses increased 22 basis points from the previous year and health care benefit costs rose eight basis points. These increases were partially offset by productivity improvements.

         o Kroger repurchased 7.0 million shares of common stock at an average price of $25.30 per share, for an investment of approximately $180 million. Since January 2000, Kroger has invested approximately $1.1 billion to buy back approximately
              47.5 million shares. At current prices, the Company is continuing to repurchase stock under the $1 billion program authorized earlier this year by Kroger's Board of Directors.

         During the second quarter of 2001, Kroger opened, expanded, relocated or acquired 38 food stores. Overall food store square footage increased 4.0% over the prior year. Including acquisitions, capital expenditures for the quarter totaled $540 million.

         Net working capital totaled $430 million, an increase of $235 million from the second quarter of fiscal 2000. This increase represents a $29 million improvement in working capital when compared to the increase in the first quarter of 2001 over the first quarter of 2000. The Company attributed the increase in the second quarter primarily to higher inventories, including duplicate inventory resulting from the opening of new warehouses and the reallocation of divisions among distribution facilities.

         "We are committed to achieving our goal of reducing working capital by $500 million from the benchmark we set in the third quarter of 1999," Mr. Pichler said.

         Net total debt was $8.5 billion, an increase of $391 million as compared to the second quarter of 2000. Net total debt improved to 2.30 times EBITDA, as compared to 2.46 times in the second quarter of 2000. This represents Kroger's lowest debt-to-EBITDA ratio since the merger with Fred Meyer. The Company's goal is to reduce debt to 2 times EBITDA.

         During the second quarter, Kroger incurred merger-related and one-time expenses of $11.2 million pre-tax. Of this amount, $1.6 million was non-cash and $9.6 million was cash. For fiscal 2001 and fiscal 2002, Kroger continues to expect total merger-related costs to be in the range of $90-$100 million. These costs are primarily related to systems conversions.

         For the first two quarters of 2001, Kroger reported earnings of $0.69 per diluted share, excluding one-time expenses and merger-related costs. These results represent an increase of 19% over the first two quarters of 2000, on the same basis. Total sales in the first two quarters of 2001 increased 4.9% to $26.6 billion. EBITDA totaled $1.9 billion for the first half of 2001, an increase of 8.8% over the first half of 2000.

         Headquartered in Cincinnati, Ohio, Kroger is one of the nation's largest retail grocery chains. At the end of the second quarter, the Company operated 2,392 supermarkets and multi-department stores in 32 states under approximately two dozen banners, including Kroger, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith's, Fry's and Fry's Marketplace, Dillon, QFC and City Market. Kroger also operates 788 convenience stores, 420 fine jewelry stores, 143 supermarket fuel centers and 41 food processing plants.

                                     # # #


This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements relate to, among other things: projected growth in annual earnings per share; working capital reduction; a decline in our debt-to-earnings ratio; and merger-related costs, and are indicated by words or phrases such as "comfortable," "committed," "expects," "goal," and similar words or phrases. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially. Our ability to achieve annual earnings per share goals could be adversely affected by: general economic conditions; competitive activity in the markets in which we operate; increases in product costs; prolonged union work stoppages; interest rate fluctuations; our ability to obtain sales growth from new square footage; and other factors not specifically identified. Our efforts to meet our working capital reduction targets could be adversely affected by: increases in product costs; our ability to obtain sales growth from new square footage; competitive activity in the markets in which we operate; changes in our product mix; changes in laws and regulations; and other factors. Our ability to reduce our debt-to-earnings ratio could be adversely affected by: our ability to generate sales growth and operating cash flow; interest rate fluctuations and other changes in capital market conditions; the Company's stock repurchase activity; unexpected increases in the cost of capital expenditures; acquisitions; and other factors. Our merger-related costs could exceed our expectations if information system conversions are not completed as planned. The Company assumes no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.


Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (EDT) on September 19, 2001 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EDT) on September 19, 2001 through September 26, 2001.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                             WITHOUT ONE-TIME ITEMS
                     (in millions, except per share amounts)


                                                            SECOND QUARTER                   YEAR TO DATE
                                                        ------------------------       ------------------------
                                                          2001           2000            2001           2000
                                                        ---------      ---------       ---------      ---------
SALES                                                   $11,484.9      $11,017.0       $26,587.2      $25,346.3

COSTS AND EXPENSES:
       MERCHANDISE COSTS, INCLUDING ADVERTISING,
            WAREHOUSING AND TRANSPORTATION                8,328.3        8,047.5        19,360.8       18,532.8
       OPERATING, GENERAL AND ADMINISTRATIVE              2,169.6        2,055.3         4,993.4        4,738.5
       RENT                                                 158.2          155.0           365.2          355.9
       DEPRECIATION                                         220.5          210.9           508.6          486.5
       AMORTIZATION OF GOODWILL                              26.0           22.9            57.4           53.8
       NET INTEREST EXPENSE INCL. CAPITAL LEASES            151.6          155.4           357.2          361.5
                                                        ---------      ---------       ---------      ---------

            TOTAL                                        11,054.2       10,647.0        25,642.6       24,529.0
                                                        ---------      ---------       ---------      ---------

       INCOME BEFORE TAX EXPENSE
            AND EXTRAORDINARY ITEMS                         430.7          370.0           944.6          817.3

       TAX EXPENSE                                          168.0          144.3           368.4          320.9
                                                        ---------      ---------       ---------      ---------

       INCOME BEFORE EXTRAORDINARY ITEMS                    262.7          225.7           576.2          496.4

       EXTRAORDINARY ITEMS (a)                                 --           (1.6)             --           (1.6)
                                                        ---------      ---------       ---------      ---------

       NET INCOME                                       $   262.7      $   224.1       $   576.2      $   494.8
                                                        =========      =========       =========      =========


       INCOME PER BASIC COMMON SHARE:
       FROM OPERATIONS                                  $    0.33      $    0.27       $    0.71      $    0.60
       EXTRAORDINARY ITEMS                                   0.00           0.00            0.00           0.00
                                                        ---------      ---------       ---------      ---------

            NET INCOME PER COMMON SHARE                 $    0.33      $    0.27       $    0.71      $    0.60
                                                        =========      =========       =========      =========

            SHARES USED IN BASIC CALCULATION                805.3          823.7           808.9          827.6

       INCOME PER DILUTED COMMON SHARE:
       FROM OPERATIONS                                  $    0.32      $    0.27       $    0.69      $    0.58
       EXTRAORDINARY ITEMS                                   0.00           0.00            0.00           0.00
                                                        ---------      ---------       ---------      ---------

            NET INCOME PER DILUTED COMMON SHARE         $    0.32      $    0.27       $    0.69      $    0.58
                                                        =========      =========       =========      =========

            SHARES USED IN DILUTED CALCULATION              826.6          846.6           830.5          848.8



(a)  The Extraordinary Items are from the early retirement of debt.

               SUPPLEMENTAL FINANCIAL INFORMATION
                     WITHOUT ONE-TIME ITEMS


                                                SECOND QUARTER                YEAR TO DATE
                                            -----------------------     -----------------------
                                              2001           2000         2001            2000
                                            ---------      --------     --------        -------
EBITDA (b)                                  $  836.8       $  763.2     $1,887.8        $1,735.1
LIFO CHARGE                                      8.0            4.0         20.0            16.0


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITHOUT ONE-TIME ITEMS                   27.55%         26.99%       27.26%          26.94%

NET WORKING CAPITAL (c)                     $  430.0       $  194.7
NET TOTAL DEBT (d)                           8,477.0        8,086.5
ERONOA (e)                                     25.88%         24.57%


             % TO SALES FOR INCOME STATEMENT WITHOUT ONE-TIME ITEMS

                                                 SECOND QUARTER             YEAR TO DATE
                                               --------------------     ---------------------
                                                2001          2000      2001             2000
                                               ------         -----     -----           -----
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION             72.52%         73.05%    72.82%          73.12%
OPERATING, GENERAL AND ADMINISTRATIVE          18.89%         18.66%    18.78%          18.70%

EFFECTIVE TAX RATE                             39.00%         39.00%    39.00%          39.27%


(b) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.

(c) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.

(d) Net total debt, as defined by The Kroger Co., is calculated as the amount of total debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(e) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets plus LIFO reserve less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                               WITH ONE-TIME ITEMS
                     (in millions, except per share amounts)


                                                             SECOND QUARTER                YEAR TO DATE
                                                         -----------------------      -----------------------
                                                            2001         2000           2001          2000
                                                         ---------     ---------      ---------     ---------
SALES                                                    $11,484.9     $11,017.0      $26,587.2     $25,346.3

COSTS AND EXPENSES:
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING, AND TRANSPORTATION               8,330.7       8,051.3       19,366.0      18,551.6
        OPERATING, GENERAL AND ADMINISTRATIVE              2,176.8       2,059.3        5,011.8       4,808.3
        RENT                                                 158.2         155.0          365.2         355.9
        DEPRECIATION                                         220.5         210.9          508.6         486.5
        AMORTIZATION OF GOODWILL                              26.0          22.9           57.4          53.8
        INTEREST EXPENSE INCL. CAPITAL LEASES                151.6         155.4          357.2         361.5
        IMPAIRMENT CHARGES                                      --            --             --         190.9
        MERGER RELATED COSTS                                   1.6           2.0            3.9          10.8
                                                         ---------     ---------      ---------     ---------

             TOTAL                                        11,065.4      10,656.8       25,670.1      24,819.3

        INCOME BEFORE TAX EXPENSE
             AND EXTRAORDINARY ITEMS                         419.5         360.2          917.1         527.0

        TAX EXPENSE                                          163.8         150.6          358.1         217.3
                                                         ---------     ---------      ---------     ---------

        INCOME BEFORE EXTRAORDINARY ITEMS                    255.7         209.6          559.0         309.7

        EXTRAORDINARY ITEMS (a)                                 --          (1.6)            --          (1.6)
                                                         ---------     ---------      ---------     ---------

        NET INCOME                                       $   255.7     $   208.0      $   559.0     $   308.1
                                                         =========     =========      =========     =========


        INCOME PER BASIC COMMON SHARE:
        FROM OPERATIONS                                  $    0.32     $    0.25      $    0.69     $    0.37
        EXTRAORDINARY ITEMS                                   0.00          0.00           0.00          0.00
                                                         ---------     ---------      ---------     ---------

             NET INCOME PER COMMON SHARE                 $    0.32     $    0.25      $    0.69     $    0.37
                                                         =========     =========      =========     =========

             SHARES USED IN BASIC CALCULATION                805.3         823.7          808.9         827.6

        INCOME PER DILUTED COMMON SHARE:
        FROM OPERATIONS                                  $    0.31     $    0.25      $    0.67     $    0.36
        EXTRAORDINARY ITEMS (a)                               0.00          0.00           0.00          0.00
                                                         ---------     ---------      ---------     ---------

             NET INCOME PER DILUTED COMMON SHARE         $    0.31     $    0.25      $    0.67     $    0.36
                                                         =========     =========      =========     =========

             SHARES USED IN DILUTED CALCULATION              826.6         846.6          830.5         848.8


        ONE-TIME EXPENSES IN MERCHANDISE COSTS (b)       $     2.4     $     3.8      $     5.2     $    18.8
        ONE-TIME EXPENSES IN OG&A (b)                          7.2           4.0           18.4          69.8

        IMPAIRMENT CHARGES (c)                                  --            --             --         190.9

        MERGER RELATED COSTS                                   1.6           2.0            3.9          10.8
                                                         ---------     ---------      ---------     ---------

             TOTAL ONE-TIME ITEMS, MERGER COSTS,
                AND IMPAIRMENT CHARGES                   $    11.2     $     9.8      $    27.5     $   290.3
                                                         =========     =========      =========     =========

(a)  The Extraordinary Items are from the early retirement of debt.

(b) The one-time items in both 2000 and 2001 are costs related to the Fred Meyer merger. The merchandise charges primarily relate to inventory revaluations. The operating, general and administrative charges primarily relate to system conversions, store conversions or closures.

(c) Relates primarily to the write-down of certain impaired assets in accordance with Statements of Financial Accounting Standards No. 121.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                               WITH ONE-TIME ITEMS


                                                  SECOND QUARTER                   YEAR TO DATE
                                              -----------------------          ----------------------
                                                2001           2000              2001          2000
                                              --------       --------          --------      --------
EBITDA (d)                                    $  836.8       $  763.2          $1,887.8      $1,735.1
LIFO CHARGE                                        8.0            4.0              20.0          16.0


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITH ONE-TIME ITEMS                        27.53%         26.96%            27.24%        26.87%

NET WORKING CAPITAL (e)                       $  430.0       $  194.7
NET TOTAL DEBT (f)                             8,477.0        8,086.5
ERONOA (g)                                       25.88%         24.57%


               % TO SALES FOR INCOME STATEMENT WITH ONE-TIME ITEMS

                                                   SECOND QUARTER                    YEAR TO DATE
                                               -----------------------          -----------------------
                                                2001            2000             2001            2000
                                               -------         -------          -------         -------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION              72.54%          73.08%           72.84%          73.19%
OPERATING, GENERAL AND ADMINISTRATIVE           18.95%          18.69%           18.85%          18.97%

EFFECTIVE TAX RATE                              39.05%          41.80%           39.05%          41.23%


(d) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.


(e) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.

(f) Net total debt, as defined by The Kroger Co., is calculated as the amount of total debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(g) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets plus LIFO reserve less goodwill less accounts payable plus 8 times rolling four quarters rent expense.

                           CONSOLIDATED BALANCE SHEET
                           Subject to Reclassification
                                  (in millions)


                                                                August 18,         August 12,
                                                                   2001               2000
                                                               -----------        -----------
ASSETS
Current Assets
      Cash                                                     $     136.7        $     154.9
      Receivables                                                    648.9              583.5
      Inventories                                                  4,039.0            3,794.9
      Prepaid and other current assets                               331.6              260.9
                                                               -----------        -----------

           Total current assets                                    5,156.2            4,794.2

Property, plant and equipment, net                                 9,428.7            8,494.2
Goodwill, net                                                      3,625.2            3,683.5
Other assets                                                         317.0              312.0
                                                               -----------        -----------

           Total Assets                                        $  18,527.1        $  17,283.9
                                                               ===========        ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt including
          capital leases                                       $     350.2        $     618.5
      Accounts payable                                             3,118.2            2,940.0
      Accrued salaries and wages                                     535.6              605.7
      Other current liabilities                                    1,620.8            1,338.3
                                                               -----------        -----------

           Total current liabilities                               5,624.8            5,502.5

Long-term debt including capital leases                            8,212.5            7,593.1
Other long-term liabilities                                        1,471.7            1,467.9

Stockholders' equity                                               3,218.1            2,720.4
                                                               -----------        -----------

           Total liabilities and stockholders' equity          $  18,527.1        $  17,283.9
                                                               ===========        ===========

Total common shares outstanding at end of period                     802.8              821.5
Total diluted shares Year to Date                                    830.5              848.8


                         NET WORKING CAPITAL CALCULATION


                                                   August 18,      August 12,
                                                      2001            2000
                                                   ---------       ---------
           Cash                                    $   136.7       $   154.9
           Receivables                                 648.9           583.5
           FIFO Inventory                            4,374.7         4,132.5
           Operating prepaid and other assets          256.2           252.4
           Accounts payable                         (3,118.2)       (2,940.0)
           Operating accrued liabilities            (1,850.4)       (1,932.0)
                                                   ---------       ---------
           Prepaid VEBA                                (17.9)          (56.6)

           Net working capital                     $   430.0       $   194.7